EXHIBIT 99.2

SECURED PROMISSORY NOTE

$4,000,000 (U.S.)	LAS VEGAS, NEVADA
10.75% PER ANNUM	NOVEMBER 1, 2004

For value received, G&L Senior Care Properties, LLC., a Nevada limited liability company (together with its respective successors and assigns, collectively called “Borrower”), hereby executes this non-recourse secured promissory note (this “Note”) in favor of and promises to pay to the order of G&L Realty Partnership, L.P., a Delaware limited partnership (together with its successors and assigns who become holders of this Note, collectively called “Lender”), the principal amount of Four Million and no/100ths Dollars ($4,000,000) (the “Principal Amount”) and interest on the unpaid principal balance from the date hereof at a rate of ten and 75/100ths percent (10.75%) per annum until this Note is paid off and satisfied in full. Interest hereunder shall be calculated for the actual number of days elapsed on the basis of a 360-day year. This Note is intended to comply with the provisions of Internal Revenue Service Procedure 2003-65, 2003-32 I.R.B. 336.

1. Borrower shall make: (a) one hundred forty-three (143) monthly equal payments of Thirty-Eight Thousand Four Hundred Eighty-Three and 71/100ths Dollars ($38,483.71), due on the first day of each month commencing on December 1, 2004 (the “Initial Payment Date”), where such payments shall reflect an amortization over twenty-five (25) years; and (b) a single lump sum payment representing the balance of principal and interest owed on this Note on the twelve (12) year anniversary of the Initial Payment Date (the “Maturity Date”). Said payment shall include all unpaid principal and any accrued and unpaid interest under this Note. On the Maturity Date, this Note shall be due and payable in full. All payments on this Note shall, at the option of Lender, be applied first to the payment of accrued interest then payable, and then to outstanding principal. Notwithstanding the foregoing, the entire unpaid principal and any accrued and unpaid interest shall be immediately due and payable in full, without any notice from Lender, upon any voluntary bankruptcy, or upon any involuntary bankruptcy of Borrower (where in the case of any filing of an involuntary bankruptcy, such petition is not dismissed within ninety (90) days).

2. Borrower may prepay the unpaid principal balance of this Note, either in part or in full, at anytime without penalty. This Note is secured by a pledge of the Borrower’s interests in certain other entities (the “Collateral Companies”) that, in turn, own interests in various skilled nursing facilities and/or assisted living facilities. In the event of the sale of any such skilled nursing facility or assisted living facility, then the principal amount of this Note shall be prepaid by Borrower by an amount equal to the net proceeds of any such sale allocable to the Borrower (it being recognized that in some cases the Borrower owns less than one hundred percent (100%) of the equity interest in such entities and, accordingly, will only be allocated a portion of such net proceeds), to the extent required to maintain both (i) the ratio of the principal amount of this Note to the net asset value of the assets securing the payment of this Note (the “Loan to Value Ratio”) at not less than eighty-five percent (85%) and (ii) the Borrower’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) determined on a consolidated basis in accordance with generally accepted accounting practices, applied on a consistent basis (“GAAP”) to the interest payable on the Borrowers debt obligations determined on a consolidated basis in accordance with GAAP (the “Debt Coverage Ratio”), at not less than 1.25. The Loan to Value Ratio shall be calculated by determining the net fair market value of the assets of the Collateral Companies, and in the case of any Collateral Company that is less than one hundred percent (100%) owned by the Borrower, multiplying that net fair market value of the assets of such entity by the percentage ownership held by the Borrower. For purposes of this calculation, the Borrower may rely upon, and the Lender shall be bound by, the appraisal of such nationally recognized appraisal firm as may be selected from time to time by the Borrower’s management committee (or any similar successor governing body) to perform such appraisal. The principal amount of the Note will be valued at par. The Debt Coverage Ratio will be determined on a historical basis, calculated by reference to the Borrower’s results for the four fiscal quarters preceding such calculation, adjusted to reflect the effect of the sale or other disposition of the skilled nursing facility and/or assisted living facility involved in such transaction and, to the extent that any such sale or other disposition is a part of an exchange transaction or the proceeds are to be invested within thirty (30) days of the closing of such sale or other disposition, adjusted to reflect such exchange or reinvestment of proceeds. In the event of any dispute as to the application of this Section, such dispute will be referenced to a national accounting firm mutually agreeable to Borrower and Lender (the “Expert”), the determination of which shall be binding upon the parties and not subject to appeal absent fraud or manifest error. Such mandatory pre-payment shall be made not later than thirty (30) days following the closing of any such sale (or in the event of any dispute as to whether the applicable Loan to Value Ratio or Debt Coverage Ratio has been satisfied, not later than thirty days after the Expert has rendered its written determination of such dispute); provided, however, that in lieu of making such pre-payment, the Borrower may add collateral to the collateral securing this Note in order to achieve the required Loan to Value Ratio and/or Debt Coverage Ratio.

3. Time is of the essence with respect to every provision hereof. If payment is not paid within fifteen (15) calendar days on or after the Maturity Date, the amount under this Note so unpaid shall bear interest from the date such was due until paid at the default rate of nineteen percent (19%) per annum (the “Default Rate”). If payment is not made within fifteen (15) calendar days on or after the Maturity Date, this Note shall be in default and, if such default is not cured within fifteen (15) calendar days of the Borrowers’ receipt of written notice of such default from Lender, all principal, interest and charges (if any) owing on this Note shall become immediately due and payable at the option of Lender.

4. Both principal and interest, if applicable, shall be paid by Borrower in lawful money of the United States of America such that Lender has received immediately available funds for the credit of Borrower not later than 3:00 p.m. Las Vegas, Nevada local time on the date that such payment is due. Any payment made after 3:00 p.m. Las Vegas, Nevada local time shall be deemed received on the next business day. If any payment becomes due on any day which is not a business day, such payment shall be made on the next succeeding business day.

5. This Note shall be secured by the pledge by Borrower of certain equity interests owned by Borrower in the form attached hereto as Exhibit A (the “Pledge Agreement”). Lender shall have no recourse to any other assets of Borrower. Borrower may, however, in its discretion and without the approval of the Lender, from time to time substitute collateral subject to the Pledge Agreement for collateral having no lesser value. In the event of any dispute as to the value of the collateral being released or the collateral being substituted, the matter shall be resolved by a national valuation firm nominated by the Borrower and reasonably acceptable to the Lender.

6. If any attorney is engaged by Lender or if Lender incurs any costs, expenses or losses related to Borrower’s default hereunder, or to enforce or defend any provision of this Note, then Borrower shall pay upon demand the reasonable attorneys’ fees and all costs, expenses and losses so incurred by Lender together with interest thereon until paid at the interest rate quoted herein as if such unpaid attorneys’ fees and all costs, expenses and losses had been added to the principal owing hereunder. Interest on the amount of attorneys’ fees and all costs, expenses and losses so unpaid shall be compounded monthly and shall be due and payable upon demand.

7. No waiver of any provision hereunder shall be implied from any failure of Lender to take or any delay by Lender in taking action with respect to any such provision or from any previous waiver of any similar or unrelated provision. A waiver of any term of this Note must be made in writing by Lender and shall be limited to the express written terms of such waiver.

8. Borrower waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of interest on interest and late charges and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights and interests in and to properties securing payment of this Note.

9. This Note has been delivered by Borrower to Lender on the date hereof in Las Vegas, Nevada and shall be construed and enforced in accordance with the laws of the State of Nevada, except to the extent that Lender shall at any time have greater rights under Federal law; and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any federal or state court within the State of Nevada selected by Lender and also consent to service of process by any means authorized by Nevada or federal law.

10. This Note is hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the debt evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money advanced or to be advanced under this Note exceed the highest lawful rate permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of any other agreement, evidencing or securing the debt, at the time performance of such provisions shall be due, shall involve the payment of interest in excess of that authorized by law, the obligation to be fulfilled shall be reduced to the limit so authorized by law, and if from any circumstances, Lender shall ever receive as interest an amount which would exceed the highest lawful rate applicable to the Borrower, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the debt evidenced hereby and not to the payment of interest.

BORROWER:

G&L SENIOR CARE PROPERTIES, LLC, a Nevada limited liability company

By:	/s/ Daniel M. Gottlieb
Daniel M. Gottlieb
Its:	Managing Director